Exhibit 16.1

March 23, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read ZAIS Group Holdings, Inc.’s (formerly HF2 Financial Management Inc.) statements included under Item 4.01 of its Form 8-K filed on March 23, 2015 and we agree with such statements concerning our firm.

/s/ McGladrey LLP

McGladrey LLP